Exhibit 10.2

EIGHTH AMENDMENT
TO THE IDAHO POWER COMPANY
EMPLOYEE SAVINGS PLAN

The Idaho Power Company Employee Savings Plan, amended and restated as of January 1, 2016 (the "Plan"), is amended to reflect modifications relative to in-plan Roth conversions/rollovers (specifically, to allow conversions/rollovers from the matching contribution source). This amendment shall be effective January 1, 2025.

In-Plan Roth Conversions/Rollovers

1.    Sections 3.9.2 and 3.9.3 of the Plan (as added by the Seventh Amendment) are revised to read as follows:

3.9.2    Limitations

(a) IRRCs may not be made by former Employee Participants, Alternate Payees, or Beneficiaries. Only current Employee Participants may elect IRRCs.

(b) IRRCs may only be made from Accounts that are fully vested.

(c) IRRCs may only be made from the following Accounts: Deferral Contribution (pre-tax/non-Roth Deferrals), After-Tax Contribution, Matching Contribution, and Rollover Contribution (including After-Tax Rollover, but not Roth Rollover).

(d) IRRCs may not be made from loans; however, IRRCs are included in determining amounts available for loans.

(e) IRRCs may not be made from Plan investments held in the ESOP Company Stock Fund, Company Stock Funds, or any other Company Stock.

(f) IRRCs may be made from Plan investments held in Self-Directed Brokerage Funds.

(g) There is no minimum amount that may be elected as an IRRC, and there is no limit on the number of IRRCs that may be elected by a Participant during a Plan Year.

3.9.3    IRRC Accounts

The following new Accounts shall be established under the Plan to hold IRRCs, as applicable (each of which shall be considered an "IRRC Account"): IRRC Deferral Contribution (pre-tax), IRRC After-Tax, IRRC Rollover, IRRC Matching Contribution, and IRRC After-Tax Rollover. The Administrator will administer IRRC Accounts in accordance with applicable guidance and the Plan provisions.

Eighth Amendment to the Idaho Power Company Employee Savings Plan     Page 1

IN WITNESS WHEREOF, this amendment is executed and adopted this 2 day of December, 2024.

IDAHO POWER COMPANY

By: /s/ Sarah Griffin
Sarah Griffin, Vice President, HR